SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 23, 2010

McCormick & Company, Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 5.02(d) Election of New Director.

(1) On November 23, 2010, the Board of Directors of the Registrant elected Gordon M. Stetz, Jr. to the Board of Directors, effective January 25, 2011. Mr. Stetz is the Executive Vice President & Chief Financial Officer of the Registrant.

(2) There are no arrangements or understandings between Mr. Stetz and any other persons pursuant to which Mr. Stetz was selected as a director.

(3) Mr. Stetz will not be named to any committee of the Board of Directors.

(4) Except as referenced in paragraph (5) below, there have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and in which Mr. Stetz or any member of his immediate family had or will have a direct or indirect material interest.

(5) Mr. Stetz participates in the compensation arrangements for executive officers described in the Compensation Discussion and Analysis of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 16, 2010. Mr. Stetz has not otherwise entered into any material plan, contract, or arrangement, or amendment thereto, or received any grant or award under such plan, contract or arrangement, in connection with his selection as a director.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick appoints Gordon M. Stetz, Jr. to Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit to this report is listed in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

Date: November 30, 2010	By:	/s/ W. Geoffrey Carpenter
W. Geoffrey Carpenter
Vice President, General Counsel & Secretary

Exhibit Number	Exhibit Description

99.1	Copy of the press release labeled “McCormick appoints Gordon M. Stetz, Jr. to Board of Directors.”